   As filed with the Securities and Exchange Commission on February 7, 1994
                                                       Registration No. 33-30497

- --------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT

                                     Under

                          THE SECURITIES ACT OF 1933

                               -----------------

                           ALCO STANDARD CORPORATION
              (Exact name of issuer as specified in its charter)


            Ohio                                        23-0334400
(State or other jurisdiction of             (I.R.S. Employer identification No.)
incorporation or organization)

                                 P.O. Box 834
                       Valley Forge, Pennsylvania 19482
              (Address of Principal Executive Offices) (Zip Code)

                               -----------------

                               GROUP REGISTERED
                            RETIREMENT SAVINGS PLAN
                            FOR CANADIAN EMPLOYEES
                         OF ALCO STANDARD CORPORATION
                           (Full title of the plan)


                                               Copies to:

J. KENNETH CRONEY, ESQUIRE                     Rhonda R. Cohen, Esquire
Vice President-Law and Secretary               Ballard Spahr Andrews & Ingersoll
Alco Standard Corporation                      1735 Market Street, -51st Floor
P.O. Box 834                                   Philadelphia, PA 19103
Valley Forge, PA 19482
(Name and address of agent for service)

  Telephone number, including area code, of agent for service: (610) 296-8000


         THE PURPOSE OF THIS AMENDMENT IS TO DEREGISTER 42,625 SHARES
          OF COMMON STOCK AND PARTICIPATION INTERESTS UNDER THE PLAN

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 9.  Undertakings
- -------  ------------

     Pursuant to Item 512(a)(3), this Post-Effective Amendment No. 1 is filed in order to deregister securities remaining unsold under Registration Statement No. 33-30497, filed on August 14, 1989.

     Registration Statement No. 33-30497 covered participation interests and 50,000 shares of common stock, without par value, of Alco Standard Corporation issuable under the Group Registered Retirement Savings Plan for Canadian Employees of Alco Standard Corporation (the "Plan"). As of the date hereof, 42,625 shares of Alco common stock have been purchased under the Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister the 42,625 shares of common stock and the participation interests remaining unsold as of the date hereof.

                                  SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, Alco Standard Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly cause this Post-Effective Amendment No. 1 to Registration Statement No. 33-30497 to be signed on its behalf by the undersigned, thereunto duly authorized, in Valley Forge, Commonwealth of Pennsylvania, on the 1st day of February 1994.


                                               ALCO STANDARD CORPORATION


Date: February 1, 1994                         By:  /s/MICHAEL J. DILLON
                                               ---------------------------
                                                   (Michael J. Dillon)
                                                        Controller



    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 33-30497 on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.



      SIGNATURE                       TITLE                          DATE
      ---------                       -----                          ----
     *RAY B. MUNDT               Chairman                       February 1, 1994
- ---------------------------
   (Ray B. Mundt)

   /s/JOHN E. STUART             President, Chief Executive     February 1, 1994
- ---------------------------      Officer and Director
   (John E. Stuart)

/s/KURT E. DINKELACKER
- ---------------------------      Executive Vice President       February 1, 1994
   (Kurt E. Dinkelacker)         and Chief Financial Officer

  /s/MICHAEL J. DILLON           Controller                     February 1, 1994
- ---------------------------      (Principal Accounting Officer)
   (Michael J. Dillon)

   *J. MAHLON BUCK, JR.          Director                       February 1, 1994
- ---------------------------
   (J. Mahlon Buck, Jr.)

   *WILLIAM F. DRAKE, JR.        Director                       February 1, 1994
- ---------------------------
   (William F. Drake, Jr.)


          Signature                   Title                     Date
          ---------                   -----                     ----

   *FREDERICK S. HAMMER
- ----------------------------         Director               February 1, 1994
   (Frederick S. Hammer)


*BARBARA BARNES HAUPTFUHRER
- ----------------------------         Director               February 1, 1994
(Barbara Barnes Hauptfuhrer)


      *PAUL C. O'NEILL
- ----------------------------         Director               February 1, 1994
      (Paul C. O'Neill)


      *ROBERT H. POTTS
- ----------------------------         Director               February 1, 1994
      (Robert H. Potts)


      *ROGELIO G. SADA
- ----------------------------         Director               February 1, 1994
      (Rogelio G. Sada)


*WILLIAM J. SCHARFFENBERGER
- ----------------------------         Director               February 1, 1994
(William J. Scharffenberger)


      *JAMES W. STRATTON
- ----------------------------         Director               February 1, 1994
      (James W. Stratton)

     *By his signature set forth below, Hugh G. Moulton, pursuant to duly executed Powers of Attorney duly filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 1 to Registration Statement No. 33-30497 on behalf of the persons whose signatures are printed above, in the capacities set forth opposite their respective names.


    /s/ HUGH G. MOULTON
- ----------------------------                                February 1, 1994
       (Hugh G. Moulton)

      The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator of the Group Registered Retirement Savings Plan for Canadian Employees of Alco Standard Corporation has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 33-30497 to be signed on its behalf by the undersigned, thereunto duly authorized, in Valley Forge, Commonwealth of Pennsylvania on February 1, 1994.



                                     GROUP REGISTERED RETIREMENT SAVINGS
                                        PLAN FOR CANADIAN EMPLOYEES OF
                                          ALCO STANDARD CORPORATION


                                     By:  /s/ NANCY CHURCH
                                        --------------------------------
                                          Nancy Church
                                          Plan Administrator